Exhibit 3a

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               SUNBEAM CORPORATION

        Sunbeam Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Sunbeam Corporation and the name under which the corporation was originally incorporated is Sunbeam/Oster Companies, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was October 26, 1989.

        2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

        3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full.

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               SUNBEAM CORPORATION

        FIRST.        The name of the corporation is Sunbeam Corporation.

        SECOND.       The location and post office address of its registered
office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is the Corporation Trust Company.

        THIRD.        The Corporation shall have unlimited power to engage in
and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law, as it may be amended from time to time.

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        FOURTH.       The term of the Corporation's existence is perpetual.

        FIFTH.        The total number of shares of stock which the Corporation
shall have authority to issue is two hundred two million (202,000,000) shares of which two hundred million (200,000,000) shares shall be common stock, par value $.01 per share, and two million (2,000,000) shares shall be preferred stock, par value $.01 per share.
        The designations and the powers, preferences and rights, and the qualifications, limitations, or restrictions thereof, of each class of stock are as follows:
        The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with only such voting powers, full or limited, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, subject to the limitations prescribed by law and in accordance with the provisions hereof, including (but without limiting the generality thereof) the following:
        (a) The designation of the series and the number of shares to constitute the series;
        (b) The dividend rate, if any, of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative;
        (c) Whether the shares of the series shall be subject to redemption by the corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;
        (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;
        (e) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock or debt of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;
        (f) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;
        (g) The restrictions, if any, on the issue or reissue of any additional preferred stock; and
        (h) The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of the Corporation.
        Upon the retirement of any shares of any series of Preferred Stock, such shares shall resume the status of authorized and unissued shares of Preferred Stock generally, without limitation as to the powers, designations, preferences and limitations initially granted to the retired shares.

        Subject to the prior or equal rights, if any, of the preferred stock of any and all series stated and expressed by the Board of Directors in the resolution or resolutions providing for the issuance of such preferred stock, the holders of common stock shall be entitled (i) to receive dividends when and as declared by the Board of Directors out of any funds legally available therefor, (ii) in the event of any dissolution, liquidation or winding up of the Corporation, to

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receive the remaining assets of the Corporation, ratably according to the number of shares of common stock held, and (iii) to one vote for each share of common stock held on all matters submitted to a vote of shareholders. No holder of common stock shall have any preemptive right to purchase or subscribe for any part of any issue of stock or of securities of the Corporation convertible into stock of any class whatsoever, whether now or hereafter authorized.

        SIXTH.        The Corporation hereby elects not to be governed by
Section 203 of the Delaware General Corporation Law.

        SEVENTH.      The business and affairs of the Corporation shall be
managed by a Board of Directors. The number of directors constituting the entire Board shall be not less than three nor more than twelve as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office, and provided, further, that the number of directors constituting the entire Board initially shall be seven until otherwise fixed by a majority of the entire Board.

        EIGHTH.       The Board of Directors of the Corporation is expressly
authorized to adopt, amend or repeal by-laws of the Corporation, but the stockholders may adopt additional by-laws and may amend or repeal any by-law whether adopted by them or otherwise.

        NINTH.        Elections of directors need not be by written ballot
except and to the extent provided in the by-laws of the Corporation.

        TENTH.        No director of the Corporation shall be personally liable
to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article TENTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article TENTH became effective. No amendment, alteration, or repeal of this Article TENTH, nor the adoption of any provision inconsistent with this Article TENTH, shall adversely affect any limitation on the personal liability of a director existing at the time of such amendment, modification, or repeal, or the adoption of such an inconsistent provision.

        4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

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        IN WITNESS WHEREOF, said Sunbeam Corporation has caused this Restated
Certificate of Incorporation to be signed by David C. Fannin, its Secretary, this 1st day of July, 1996.

                               SUNBEAM CORPORATION

                               By  \S\ DAVID C. FANNIN
                                   --------------------
                                 David C. Fannin, Secretary


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